UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.     )

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Managers Trust I
(Name of Registrant As Specified In Its Charter)

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800 Connecticut Avenue

Norwalk, Connecticut 06854

800-835-3879

www.managersinvest.com

Managers California Intermediate Tax-Free Fund

INFORMATION STATEMENT

This information statement is being provided to the shareholders of Managers California Intermediate Tax-Free Fund (the “Fund”), a series of Managers Trust I, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission. This exemptive order permits the Trust’s investment manager to hire new, unaffiliated subadvisors with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Fund on or about December 1, 2008.

I. The Trust and its Management Agreement

The Fund is a series of the Trust. The Trust has entered into an investment management agreement with respect to the Fund with Managers Investment Group LLC (the “Manager”) dated August 1, 2000, as thereafter amended (the “Management Agreement”). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more subadvisors to manage the investment portfolio of the Fund, reviews and monitors the performance of subadvisors on an ongoing basis, and recommends changes in the roster of subadvisors to the Trustees as appropriate. The Manager also allocates the Fund’s assets among the Fund’s subadvisors. The portion of the Fund’s assets managed by a subadvisor may be adjusted from time to time in the sole discretion of the Manager. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the subadvisors of the Fund. The Fund, therefore, pays no fees directly to the subadvisors. The Manager also provides administrative services to the Fund, and receives compensation from the Fund for these services.

The Manager recommends subadvisors for the Fund to the Trustees of the Trust based upon the Manager’s continuing quantitative and qualitative evaluation of the subadvisors’ skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadvisor, and the Manager does not expect to recommend frequent changes of subadvisors.

At any given time, each subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that subadvisor. A subadvisor does not provide any services to the Fund under the subadvisory agreement except portfolio investment management and related record-keeping services. A subadvisor or an affiliated broker-dealer may execute portfolio transactions for the Fund and receive brokerage commissions, or markups/markdowns, in connection with the transaction as permitted by Sections 17(a) and 17(e) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules thereunder, and the terms of any exemptive order issued by the Securities and Exchange

Commission. The Trustees have approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the Fund may purchase securities that are offered in underwritings in which an affiliate of the Fund’s subadvisor participates. For underwritings where a subadvisor affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Fund could purchase in the underwritings.

II. MT Asset Management, LLC, d/b/a Miller Tabak Asset Management and the New Subadvisory Agreement

At an in-person meeting held on September 11-12, 2008, the Trust’s Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (“Independent Trustees”), approved the termination of the subadvisory agreement with respect to the Fund between the Manager and Evergreen Investment Management Company, LLC (“Evergreen”). The Trust’s Board of Trustees also approved the appointment of MT Asset Management, LLC, d/b/a Miller Tabak Asset Management as the new subadvisor (“Miller Tabak” or the “Subadvisor”) to the Fund effective September 15, 2008 pursuant to a subadvisory agreement with Miller Tabak (the “Subadvisory Agreement”). Therefore, Evergreen is no longer subadvisor to the Fund, and the Fund’s portfolio is subadvised by Miller Tabak, managing the Fund’s entire portfolio previously managed entirely by Evergreen. Miller Tabak manages the Fund by investing in high quality municipal bonds, with an emphasis on capital growth.

The recommendation to add the Subadvisor to the Fund was made by the Manager in the ordinary course of its on-going evaluation of fund characteristics and exposures, subadvisor performance and investment strategy, and extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate’s organizational structure, investment process, style and long-term performance record. The recommendation to hire the Subadvisor to the Fund was based on the Manager’s belief that the Subadvisor is a high quality investment advisor with a demonstrated ability to select high quality municipal bonds and to manage the overall risk of a portfolio and would be appropriately suited to manage assets for the Fund.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.40% per annum of the average daily net assets of the Fund for the first $25 million of assets under management, 0.35% for the next $25 million, and 0.30% for the next $50 million, 0.25% for the next $50 million, and 0.20% on amounts in excess of $150 million. From this fee, under the terms and conditions of the Subadvisory Agreement, the Manager pays the Subadvisor 0.15% per annum of the average daily net assets of the Fund. Because the fees paid to the Subadvisor under the Subadvisory Agreement are paid by the Manager out of the management fees the Manager receives from the Fund, there is no change in the management fee paid by the Fund as a result of the termination of the subadvisory agreement with Evergreen or the addition of Miller Tabak as Subadvisor to the Fund.

The Subadvisory Agreement requires the Subadvisor to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities. The Subadvisory Agreement has an initial term ending June 30, 2010, and then continues in effect, unless terminated as described below, for successive one year periods, so long as the continuance is approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or (b) by the vote of a majority of the Trustees, provided that in either event the continuance is also approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on the continuance. The Subadvisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

The Subadvisory Agreement may be terminated: (i) by the Manager at any time, without payment of a penalty, upon notice to the Subadvisor and the Trust, (ii) with respect to the Fund, at any time, without payment of a penalty, by the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund upon notice to the Subadvisor, or (iii) by the Subadvisor at any time, without payment of a penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

The Subadvisory Agreement provides that the Subadvisor shall not be subject to any liability for any act or omission, error of judgment, or mistake of law or for any loss suffered by the Manager or the Trust in connection with the Subadvisory Agreement, except by reason of the Subadvisor’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the Subadvisor’s reckless disregard of its obligations and duties under the Subadvisory Agreement.

The form of the Subadvisory Agreement is attached as Exhibit A hereto.

Information about Miller Tabak

The following is a description of Miller Tabak, which is based solely on information provided by Miller Tabak. Miller Tabak is not affiliated with the Manager.

Miller Tabak, located at 331 Madison Avenue, New York, New York 10017, was founded in March, 2008. Miller Tabak is a division of its parent company, Miller Tabak + Co., LLC (“Miller Tabak + Co.”), a twenty-four year old institutional trading firm. As of September 30, 2008, Miller Tabak had assets under management of approximately $73 million.

Miller Tabak Officers and Member

Information about the chief executive officers, member and control persons of Miller Tabak is set forth below. The address of each of them is c/o Miller Tabak Asset Management, LLC, 331 Madison Avenue, New York, New York 10017. Miller Tabak + Co. is a member of, and owns a 75% or more controlling interest in, Miller Tabak. MTH Holdings, Inc. is a member of, and owns a 25-50% interest in, Miller Tabak + Co., and Jeffco Management, LLC (“Jeffco”) is the managing member of, and owns a 50-75% interest in, Miller Tabak + Co. Jeffco, in turn, has two members, Jeffrey D. Miller and Jeffrey S. Tabak, each owning 50% of Jeffco.

Name of Member and Chief Executive Officers	Principal Occupation(s)
Miller Tabak + Co., LLC	Member
Jeffrey Steven Tabak	Co-Chief Executive Officer
Jeffrey David Miller	Co-Chief Executive Officer
Michael Pietronico	Co-Chief Executive Officer

Portfolio Manager

Michael Pietronico is the portfolio manager primarily responsible for the day-to-day management of the Fund, and has managed the Fund since September 15, 2008. Mr. Pietronico previously managed the Fund from 2003 to 2007 while he served as a portfolio manager at Evergreen, the Fund’s previous subadvisor. Mr. Pietronico is a Co-Chief Executive Officer and Founding Partner of Miller Tabak. Prior to joining Miller Tabak, Mr. Pietronico served as Senior Vice President and Senior Portfolio Manager for Evergreen from 1992 to 2007.

Miller Tabak Investment Philosophy

Miller Tabak manages high quality municipal bonds with the objective of achieving reasonable and consistent growth of capital without taking elevated levels of principal risk. Proactive total-return portfolio management is Miller Tabak’s central theme to achieve objectives that benefit the client. Miller Tabak’s team (the “Miller Tabak Team”) is committed to extensive, proprietary, and original research and analysis. The Miller Tabak Team seeks to take advantage of the nuances of the municipal bond market through a disciplined risk-controlled relative value investment management process. The focus is on purchasing municipal credits exhibiting improving credit characteristics while maintaining geographic and economic diversity as key elements in the portfolio construction process.

Miller Tabak does not currently acts as an investment advisor with respect to any mutual funds with a similar investment objective to that of the Fund.

III. Board of Trustees’ Recommendation

At a meeting held on September 11-12, 2008, the Board of Trustees of the Trust, including all of the Independent Trustees, unanimously voted to approve the appointment of Miller Tabak as Subadvisor to the Fund. The Trustees were separately represented by independent counsel in their consideration of the Subadvisory Agreement. In considering the Subadvisory Agreement, the Trustees reviewed a variety of materials relating to the Fund and the Subadvisor, including information regarding the nature, extent and quality of services to be provided by the Subadvisor under the agreement. The Trustees also took into account performance and fee and expense information regarding the Subadvisor. Prior to voting, the Independent Trustees: (a) reviewed the foregoing information with their independent legal counsel and with management; (b) discussed with legal counsel the legal standards applicable to their consideration of the Subadvisory Agreement; and (c) met with their independent legal counsel in private sessions at which no representatives of management were present.

In considering the nature, extent and quality of the services to be provided by the Subadvisor under the Subadvisory Agreement, the Trustees evaluated, among other things: (a) the expected services to be rendered by the Subadvisor to the Fund; (b) the qualifications and experience of the Subadvisor’s personnel; and (c) the Subadvisor’s compliance programs. The Trustees also took into account the financial condition of the Subadvisor with respect to its ability to provide the services required under the Subadvisory Agreement and noted that, as of September 30, 2008, the Subadvisor managed approximately $73 million in assets.

The Trustees considered the investment philosophy, strategies and techniques that are intended to be used by the Subadvisor in managing the Fund. Among other things, the Trustees reviewed biographical information on portfolio management and other professional staff, information regarding the Subadvisor’s organizational and management structure and the Subadvisor’s brokerage policies and practices. The Trustees considered specific information provided regarding the experience of the individual or individuals at the Subadvisor with portfolio management responsibility for the Fund. The Trustees noted that Miller Tabak employs one portfolio manager with primary responsibility for managing the Fund’s portfolio, who serves as a Co-Chief Executive Officer and Founding Partner of Miller Tabak and previously served as Senior Vice President and Senior Portfolio Manager for Evergreen, the Fund’s previous subadvisor, from 1992 to 2007. The Trustees further noted that Miller Tabak’s portfolio manager primarily responsible for managing the Fund previously managed the Fund from 2003 to 2007 while he served as a portfolio manager at Evergreen.

Because Miller Tabak was founded in March 2008, the Trustees reviewed information related to the prior investment performance of Miller Tabak’s portfolio manager, Michael Pietronico, in exercising direct oversight responsibility over four mutual funds. In reviewing the institutional share class ratings of the four funds as of December 6, 2007, the Trustees noted that over three-, five- and ten-year periods, as applicable, the funds were generally among the top three funds included in their Lipper intermediate universe rankings. The Trustees further noted that, as of December 6, 2007, of the four mutual funds that Mr. Pietronico exercised direct oversight responsibility over, two of the funds received a Morningstar rating of four stars and two of the funds received a Morningstar rating of five stars. The Trustees concluded that these performance records supported the approval of the Subadvisory Agreement.

In considering the reasonableness of the subadvisory fee payable by the Manager to the Subadvisor, the Trustees reviewed information provided by the Subadvisor regarding the cost to the Subadvisor of providing subadvisory services to the Fund and the resulting profitability from such relationship. The Trustees relied on the ability of the Manager to negotiate the terms of the Subadvisory Agreement at arm’s length as part of the manager-of-managers structure, noting that the Manager is not affiliated with the Subadvisor. The Trustees noted that the investment management fee paid to the Manager by the Fund will remain unchanged and the subadvisory fee paid to the Subadvisor will not increase as a result of the addition of Miller Tabak as Subadvisor to the Fund. In addition, the Trustees noted that the subadvisory fees are paid by the Manager out of its advisory fee. Accordingly, the cost of services to be provided by the Subadvisor and the profitability to the Subadvisor of its relationship with the Fund were not material factors in the Trustees’ deliberations. For similar reasons, and based on the size of the Fund, the Trustees concluded that the effect of any economies of scale being realized by the Subadvisor was not a material factor in the Trustees’ deliberations at the time.

After consideration of the foregoing, the Trustees reached the following conclusions regarding the Subadvisory Agreement, in addition to those conclusions discussed above: (a) the Subadvisor demonstrated that it possesses the capability and resources to perform the duties required of it under the Subadvisory Agreement; (b) the Subadvisor’s investment strategy is appropriate for pursuing the Fund’s investment objectives; (c) the Subadvisor is reasonably likely to execute its investment strategy consistently over time; and (d) the Subadvisor maintains appropriate compliance programs.

Based on all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees concluded that approval of the Subadvisory Agreement would be in the best interests of the Fund and its shareholders. Accordingly, on September 11-12, 2008, the Trustees, including a majority of the Independent Trustees, voted to approve the Subadvisory Agreement with the Subadvisor.

IV. Additional Information

The Manager serves as investment manager and administrator of the Trust. The Manager is an independently managed subsidiary of Affiliated Managers Group, Inc. (“AMG”). Managers Distributors, Inc. (“MDI”), a wholly-owned subsidiary of the Manager, serves as distributor of the Fund. The Manager and MDI are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854. AMG is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

Financial Information

The Fund’s most recent annual and semi-annual reports are available upon request, without charge, by writing to Managers Investment Group LLC, 800 Connecticut Avenue, Norwalk, Connecticut 06854, by calling (800) 835-3879, or by accessing our website at www.managersinvest.com.

Beneficial Owners and Management Ownership

As of November 11, 2008, the following persons or entities owned beneficially and/or of record more than 5% of the outstanding shares of the Fund:

Shareholder	Number of Shares Owned	Percentage of Fund
Willis S. & Marion B. Slusser Trustees	804,411.305	24.0%
200 Deer Valley Rd. #10
San Rafael, California 94903

As of November 11, 2008, the Trust did not know of any person, in addition to Willis S. & Marion B. Slusser Trustees, who beneficially owned 5% or more of the outstanding shares of the Fund. As of November 11, 2008, all management personnel (i.e., Trustees and Officers) as a group owned beneficially less than 1% of the outstanding shares of the Fund.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

December 1, 2008

By Order of the Trustees,

/s/ Christine C. Carsman

CHRISTINE C. CARSMAN

Secretary

EXHIBIT A

FORM OF SUBADVISORY AGREEMENT

Attention: ____________________________________

Re: Subadvisory Agreement

The Managers California Intermediate Tax-Free Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs MT Asset Management, LLC (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor’s responsibility for providing portfolio management services hereunder shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund. The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on September 12, 2008 and shall continue in effect until June 30, 2010. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

MANAGERS INVESTMENT GROUP LLC

BY:

DATE:

Accepted: MT Asset Management, LLC

BY:

DATE:

Acknowledged: THE MANAGERS FUNDS

BY:

DATE:

SCHEDULES:         A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, Managers Investment Group LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.15% of the average net assets in the Fund Account during the quarter. Average assets shall be determined using the average daily net assets in the Fund Account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

A-7